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                                                                    Exhibit 23.1


Consent of  Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 11, 2002 included in Kontron Mobile Computing, Inc.'s Annual Report on Form 10-K for the year ended December 30, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Minneapolis, Minnesota